SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE               SOLD(-)         PRICE(2)
CONVERTIBLE NOTES- STANDARD MOTOR PRODUCTS, INC. CV
           GABELLI FUNDS, LLC.
               GABELLI CONVERTIBLE FUND
                       1/23/07              200-           95.0000
                       1/10/07              100-           94.7500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.